Exhibit 10.79
SECOND AMENDMENT TO PROMISSORY NOTE

$300,000.00	January 20, 2009
WHEREAS, that certain Promissory Note (the “Note”) dated November 19, 2007, securing a loan from GARY MOORES, an individual resident of Oklahoma (the “Lender”), of FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($500,000.00), to RIO VISTA ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), became due and payable on May 19, 2008 by and under its own terms and was not paid by the Borrower to the Lender as agreed upon in the Note and as such Borrower was delinquent upon its payment to Lender and thus, in default upon the Note, and;
WHEREAS, on June 24, 2008 the Lender and the Borrower entered into an Amendment to Promissory Note (the “First Amendment”) which resolved the default and delinquency of the Note. Under the terms of the First Amendment the Lender received the sum of $200,000.00 plus interest then due upon the Note from the Borrower which left a balance of $300,000.00 due under the Note in return for which the Lender agreed to forgo bringing any collection litigation against the Borrower for the full amount due under the Note, and the Borrower agreed to increasing the original annual interest on the amounts loaned, but not paid, under the Note from seven percent (7%) per annum to ten percent (10%) per annum on the new amount due to Lender and both Lender and Borrower agreed that the new amounts due under the First Amendment would be due and payable on or before November 19, 2008, and;
WHEREAS, the principal and interest due pursuant to the Note and the First Amendment has not been paid to the Lender as required by the First Amendment, and as such the Borrower is now delinquent and in default upon said Note and First Amendment, and as such the Lender has brought a civil action in McIntosh County District Court, State of Oklahoma; Case number CJ-2008-405 (the “Civil Action”) seeking collection of the amounts due under the Note and First Amendment. However, the Lender and Borrower have agreed to new terms to extend the due date under the Note and First Amendment and have agreed to amend the terms of the Note and First Amendment pursuant to the terms and conditions set forth herein (the “Second Amendment”);
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged by both Lender and Borrower, each of the parties agree as follows:
1. That the Lender shall dismiss the Civil Action and agree to allow Borrower to begin making monthly payments as set out in this Second Amendment with the final payment being due on April 10, 2010. Failure to timely make any monthly payment contemplated by this Second Amendment shall cause the full amount due under the Second Amendment to become due and payable in full upon such delinquency. As consideration for the dismissal of the Civil Action and the extension of the due date and amendment of the terms of the Note and First Amendment Lender and Borrower agree that upon execution of this Second Amendment that Borrower shall pay to Lender the amount of interest currently due under the terms of the First Amendment which is $16,848.95 as of January 20, 2009, said interest to accrue at the rate of $82.19 per day until paid. Borrower further agrees to pay the additional sum of $1,000.00 for the Lender’s attorney fees associated with the Civil Action. As such Borrower shall pay a total sum of $17,848.95 as of January 20, 2009 plus additional interest at $82.19 per day if not paid by January 20, 2009. Borrower agrees to begin making monthly interest payments on the amount due under the Second Amendment on or before the 10th day of the month beginning February 10, 2009 and continuing through April 10, 2009. Thereafter, beginning May 10, 2009, Borrower shall begin making monthly principal and interest payments pursuant to the terms in paragraph 2 below. However, if any payment shall be due on a weekend date or holiday then said payment shall be due and payable to Lender on the next following business day;

2. Beginning on May 10, 2009 and for each month thereafter for five additional consecutive months, Borrower shall make principal payments of $12,500.00 plus interest. Thereafter, beginning on November 10, 2009 Borrower shall begin making monthly principal payments of $37,500.00 plus interest until all amounts due and payable under the Second Amendment are paid in full;
3. That if Borrower defaults and becomes delinquent on any payments contemplated under this Second Amendment that the annual interest rate shall be increased from ten percent (10%) per annum to fifteen percent (15%) annum on all unpaid principal amounts due thereafter to the Lender;
4. That the Borrower shall agree to provide collateral for the Note, the First Amendment and the Second Amendment, in the event that the Borrower gives any collateral to any person or entity other than those persons or entities currently holding collateral of the assets of Borrower or those entities which may subsequently hold collateral as a result of a restructuring of the associated loans (collectively referred to as the “Existing Debt Obligations”). Currently collateral is pledged in connection with Existing Debt Obligations to the Trust Company of the West and its related entities (“TCW”) and RZB Finance LLC and its related entities (“RZB”). The nature of the collateral to be provided for the Note, if any, shall not consist of any collateral which is currently pledged or required to be pledged in connection with the Existing Debt Obligations, including any future restructuring of any of the Existing Debt Obligations.
All other terms of the PROMISSORY NOTE dated November 19, 2007 and the First Amendment shall remain unchanged by this Second Amendment and shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned have executed and delivered this Second Amendment to Promissory Note effective as of the date first written above.

“BORROWER”		“LENDER”

Rio Vista Energy Partners, L.P.,
a Delaware limited partnership

/s/ Ian T. Bothwell

Name:	Ian T. Bothwell	Gary Moores
Title:	Acting Chief Executive Officer
Rio Vista GP LLC, general partner
Of Rio Vista Energy Partners, L.P.

(STAMP)

STATE OF CALIFORNIA	)
	)	SS	ACKNOWLEDGMENT
COUNTY OF LOS ANGELES	)
On this 24th day of January 2009, before me, a Notary Public in and for said County, personally appeared Ian T. Bothwell, to me known to be the Æ of Rio Vista Energy Partners, L.P. who executed the foregoing instrument and acknowledged that he executed the same as his free and voluntary act and deed and on behalf of the Limited Partnership herein named and acknowledged that the Limited Partnership authorized the execution of this document for the uses and purposes therein set forth.
IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/ Marilyn Sears Notary

STATE OF OKLAHOMA	)
	)	SS	ACKNOWLEDGMENT
COUNTY OF MCINTOSH	)
On this  _____  day of January 2009, before me, a Notary Public in and for said County, personally appeared                     , to me known to be the identical person described and who executed the foregoing instrument and acknowledged that they executed the same as their free and voluntary act and deed, for the uses and purposes therein set forth.
IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

Notary